Exhibit (j)(4)

FIRST AMENDMENT TO CUSTODY AGREEMENT

This amendment, dated September 27, 2022, is made to the Custody Agreement between MassMutual Private Equity Funds Subsidiary LLC (the “Client”), and State Street Bank and Trust Company (“State Street” or the “Bank”), dated as of December 21, 2021 (the “Subsidiary Custody Agreement”). Capitalized terms not defined herein have the meanings ascribed to them in the Subsidiary Custody Agreement.

WHEREAS, the Client and the Bank wish to amend the Subsidiary Custody Agreement by updating Schedule 2 (Notices) thereto;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein the parties hereto agree as follows:

1.    Schedule 2 to the Subsidiary Custody Agreement (Notices) is amended in its entirety and replaced with a new Schedule 2 annexed hereto.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

MASSMUTUAL PRIVATE EQUITY FUNDS SUBSIDIARY LLC

By:	/s/ Mina Pacheco Nazemi

Name:	Mina Pacheco Nazemi
Title:	Managing Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kevin Murphy

Name:	Kevin Murphy
Title:	Managing Director

Schedule 2
Notices

(Section 29)

CUSTODIAN:	STATE STREET BANK AND TRUST COMPANY

Attention:	Kevin W. Murphy, Managing Director

CC:	Legal Department

Address:	One Lincoln Street, Boston, MA 02110

Telephone No:	617-662-9645

Email:	kwmurphy@statestreet.com

CLIENT:	MASSMUTUAL PRIVATE EQUITY FUNDS SUBSIDIARY LLC

Attention:	James Cochrane

Address:	300 South Tryon Street, Suite 2500, Charlotte, NC 28202

Telephone No:	(980) 417-5489

Email:	James.Cochrane@barings.com

Attention:	Elizabeth Murray

Address:	300 South Tryon Street, Suite 2500, Charlotte, NC 28202

Telephone No:	(980) 417-6400

Email:	elizabeth.murray@barings.com

With a copy to:	Ashlee Steinnerd

Address:	300 South Tryon Street, Suite 2500, Charlotte, NC 28202

Telephone No:	(980) 417-5788

Email:	ashlee.steinnerd@barings.com